Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Desktop Metal, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ric Fulop, the Chief Executive Officer of the Company, and Jason Cole, the Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 15, 2024	/s/ Ric Fulop	Chief Executive Officer
	Ric Fulop	(Principal Executive Officer)

Chief Financial Officer
March 15, 2024	/s/ Jason Cole	(Principal Financial Officer and Principal
	Jason Cole	Accounting Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Desktop Metal, Inc. and will be retained by Desktop Metal, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.